EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stefan Schraps, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Transition Report on Form 10-KSB of BodyTel Scientific Inc. (the “Company”) for the transition period from September 1, 2006 to February 28, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 10, 2008

/s/ Stefan Schraps
Stefan Schraps, President, Chief Executive Officer,
Chief Financial Officer and Director
(Principal Executive Officer and Principal
Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BodyTel Scientific Inc. and will be retained by BodyTel Scientific Inc. and furnished to the Securities and Exchange Commission or its staff upon request.